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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported): October 14, 1999




                            VISION TWENTY-ONE, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)




        FLORIDA                     0-22977                   59-3384581
-----------------------       -------------------       ----------------------

   (State or other               (Commission               (IRS Employer
   jurisdiction of               File Number)            Identification No.)
   incorporation)




             7360 BRYAN DAIRY ROAD
                LARGO, FLORIDA                                  33777
-------------------------------------------------       ----------------------

     (Address of principal executive offices)                (Zip Code)





Registrant's Telephone Number, Including Area Code:  727-545-4300


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ITEM 5.  OTHER EVENTS.

     Letter of Intent. On October 22, 1999 the Company entered into a binding Letter of Intent (the "Letter of Intent") for a capital investment in the Company of $35.0 million from private investors co-led by MedEquity Investors, LLC and Chase Capital Partners. The proceeds from the equity investment will be used to continue the Company's aggressive development and acquisition of refractive and ambulatory surgery centers. In addition, the new equity investment will position the Company to restructure its exiting credit facility and substantially exit the physician practice management business. The transaction will consist of the sale of newly issued 9% Senior Series A Convertible Preferred Stock (the "Preferred Stock") which will be convertible at any time into the Company's common stock at a conversion price of $6.50 per share, representing approximately 25% of the Company's common stock on a diluted basis at closing, subject to adjustment. MedEquity Investors and Chase Capital Partners will each appoint one director to the Company's Board of Directors upon closing. Closing is expected to occur on or before November 30, 1999 and is contingent upon the satisfaction of customary closing conditions and Hart Scott Rodino approval. A copy of the Letter of Intent is filed with this report as
Exhibit 10.68 and the descriptions herein and in the press release are qualified in their entirety by reference to the terms and conditions set forth in the Letter of Intent.

      Credit Facility. As the Company pursues closing the above transaction and the amendment to its credit facility contemplated thereby and discussed below in the press release, the Company, the Bank of Montreal as Agents for the Banks and the Banks party to the Company's Amended and Restated Credit Agreement (the "Credit Agreement") executed a waiver letter dated October 14, 1999 relating to certain provisions of the Credit Agreement. A copy of the waiver letter is filed herewith as Exhibit 4.18 and incorporated herein by reference.

      Press Release. On October 25, 1999 the Company issued a press release announcing a $35.0 million capital infusion and exit of the physician practice management business. A copy of the press release is filed herewith as Exhibit
99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (c)   Exhibits

         See Exhibit Index attached hereto.


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               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in the press release filed with this Form 8-K and oral statements by officers of the Company that are not based on historical fact constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934. The terms "Vision Twenty-One," "company," "we," "our" and "us" refer to Vision Twenty-One, Inc. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements appear in the press release, and include statements regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things; our future growth and operating strategies and anticipated future performance and operating results, our financing plans, our plan regarding the anticipated restructuring of managed practice relationships, our business integration plan and cost reduction program and the expected savings therefrom, our expected charges for the fourth quarter, and our current and expected future savings and charges from the consolidation of infrastructure and the impact it may have on our future performance. You are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward looking statements as a result of various factors. The factors that might cause such differences include, among others, the following:
(i) our inability to successfully increase and expand vision care and refractive surgery programs; (ii) any future material reduction in demand for refractive surgeries or should the actual refractive eye care market be smaller than predicted; (iii) the degree current shortages in refractive surgery equipment adversely impact our access to same at reasonable prices; (iv) any material inability to successfully open and integrate and profitably operate de novo clinics, refractive surgery centers and ASCs; (v) any inability to either close the sale of $35.0 million in preferred stock, to obtain the benefits anticipated from the new relationships with the partners making such capital investment or obtain the required and anticipated amendment to our credit facility or accomplish the same within anticipated time frames or any additional preferred shares that would be issued in the event we are unable to timely repurchase and retire up to 3.0 million shares of common stock as contemplated in the letter of intent; (vi) any inability to obtain an amendment to our credit facility or acquire additional sufficient working capital and financing at a reasonable cost to fund our future ongoing operations and growth strategy in the event an amendment is not obtained or any inability to maintain compliance with the covenants and commitments set forth in our credit facility; (vii) our ability to successfully restructure existing relationships with our managed practices and maintain relationships with a significant portion of our managed practices for vision care and refractive business; (viii) any unexpected increase in the charges related to the restructuring of our managed practices; (ix) the number of practices terminating their relationships with us completely and the impact, of any larger number of terminations than anticipated, on our operations; (x) our inability to realize any significant benefits, cost savings or reductions from our restructuring and cost programs; (xi) unanticipated impact on the Company of loss of future revenues due to the restructuring of practice management relationships, (xii) any failure or significant delay of the newly structured business divisions of the Company to perform profitably, successfully and in line with analysts future expectations; (xiii) any material inability to successfully manage changes in our business mix; (xiv) any material inability to achieve internal growth in our business and increase shareholder value; (xv) any future operating and net losses we may incur; (xvi) our inability to successfully integrate and profitably operate our managed care business or for existing managed care contracts to positively impact gross profit; (xvii) the inability to expand our managed care business, renew existing managed care contracts or maintain and expand our Contract Provider Network; (xviii) any adverse change in our medical claims to managed care revenue ratio; (xviv) changes in state and/or federal governmental regulations which could materially affect our ability to operate or materially affect


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our profitability; (xx) any adverse governmental or regulatory changes or actions, including any healthcare regulations and related enforcement actions; and (xxi) the inability to maintain or obtain required licensure in the states in which we operate and in the states in which we may seek to operate in the future; (xxii) consolidation of our competitors, poor operating results by our competitors, or adverse governmental or judicial rulings against our competitors; (xxiii) any failure by us to meet analysts expectations;
(xxiv) our stock price; (xxv) the effect of any future stock overhang in the market place (where the available stock for sale would be in excess of demand) and any negative impact on our stock price as a result of the overhang; (xxvi) our inability to successfully defend against the class action lawsuits or any additional litigation that may arise; (xxvii) any reduction in coverage of and ratings by analysts following us and other factors including those identified in our filings from time-to-time with the SEC. The Company undertakes no obligation to publicly update or revise forward looking statements to reflect events or circumstances after the date of the press release and this Form 8-K or to reflect the occurrence of unanticipated events.


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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                VISION TWENTY-ONE, INC.



                                By:    /s/ Theodore Gillette
                                    --------------------------------------
                                       Theodore Gillette
                                Its:   Chief Executive Officer


Dated:  October 25, 1999


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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER      EXHIBIT
-------     -------

 4.13*      Credit Agreement dated as of January 30, 1998 among Vision
            Twenty-One, Inc. the Banks Party Hereto and Bank of Montreal as
            Agent.(1)

 4.14* Amended and Restated Credit Agreement dated as of July 1, 1998 among Vision Twenty-One, Inc., and the Bank of Montreal as Agent for a consortium of banks.(2)

 4.15* First Amendment to the Amended and Restated Credit Agreement dated as of February 23, 1999 among Vision Twenty-One, Inc., the Banks party hereto and Bank of Montreal as Agent for the Banks.(3)

 4.16* Second Amendment to the Amended and Restated Credit Agreement dated as of June 11, 1999 among Vision Twenty-One, Inc., the Banks party hereto and Bank of Montreal as Agent for the Banks.(3)

 4.17* Third Amendment to the Amended and Restated Credit Agreement dated as of August 30, 1999 by and among Vision Twenty-One, Inc., the Banks party hereto and Bank of Montreal as Agent for the Banks.(4)

 4.18       Waiver Letter dated October 14, 1999 to Amended and Restated Credit
            Agreement dated as of July 1, 1998 by and among Vision Twenty-One, Inc. the Banks Party thereto and Bank of Montreal as Agent.

            (The Company is not filing any instrument with respect to long-term debt that does not exceed 10% of the total assets of the Company and the Company agrees to furnish a copy of such instrument to the Commission upon request.)

10.59*      Credit Agreement dated as of January 30, 1998 among Vision
            Twenty-One, Inc., the Banks Party Hereto and Bank of Montreal as
            Agent filed as Exhibit 4.13 to this Report and incorporated herein by reference.

10.60* Amended and Restated Credit Agreement dated as of July 1, 1998 among Vision Twenty-One, Inc. the Banks Party Hereto and Bank of
            Montreal as Agent, filed as Exhibit 4.14 to this Report and incorporated herein by reference.

10.61* First Amendment to the Amended and Restated Credit Agreement dated as of February 23, 1999 among Vision Twenty-One, Inc., the Banks party hereto and Bank of Montreal as Agent for the Banks, filed as
            Exhibit 4.15 to this Report and incorporated herein by reference.

10.62* Second Amendment to the Amended and Restated Credit Agreement dated as of June 11, 1999 among Vision Twenty-One, Inc., the Banks party thereto and Bank of Montreal as Agent for the Banks, filed as
            Exhibit 4.16 to this Report and incorporated herein by reference.

10.65* Third Amendment to the Amended and Restated Credit Agreement dated as of August 30, 1999


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

            by and among Vision Twenty-One, Inc., the Banks party hereto and Bank of Montreal as Agent for the Banks, filed as Exhibit 4.17 to this Report and incorporated herein by reference.

10.67       Waiver Letter dated October 14, 1999 to Amended and Restated Credit
            Agreement dated as of July 1, 1998 by and among Vision Twenty-One, Inc. the Banks Party thereto and Bank of Montreal as Agent, filed as Exhibit 4.18 to this report and incorporated herein by reference.

10.68       Letter of Intent dated October 22, 1999 by and among Vision
            Twenty-One, Inc., MedEquity Investors Partners, LLC, Vision
            Twenty-One Partners, LLC, Peachtree Vision Twenty-One Partners, LLC and Chase Venture Capital Associates, L.P.

99.1 Press Release dated October 25, 1999 announcing a $35.0 million capital infusion and exit of the physician practice management business.

----------------
*Previously filed as an Exhibit in the Company filing identified in the footnote following the Exhibit Description and incorporated herein by reference.

         (1) Form 8-K filed February 10, 1998.
         (2) Form 8-K filed July 10, 1998.
         (3) Form 10-K filed June 18, 1999.
         (4) Form 8-K filed September 14, 1999

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